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  Exhibit No. 23





  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-59747) and S-8 (File Nos. 2-98306, 33-13066, 33-64563, 33-64677, 333-24609, 333-25077, 333-37953, 333-40814) of
Commonwealth Telephone Enterprises, Inc. and Subsidiaries of our report dated February 20, 2001 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 27, 2001